Exhibit 20.1
                                                     ------------

Chase Manhattan Grantor Trust 1995-A


From: The Chase Manhattan Bank

To:   Norwest Bank Minnesota, N.A.



                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------


Due Period 20 Beginning Date                     04/01/1997
Due Period 20 End Date                           04/30/1997
Determination Date                               05/09/1997
Remittance Date                                  05/15/1997


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)                  $ 23.8552439843

II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)                   $ 2.1337869276

III.  Monthly Expenses Summary

      A. Servicing Fee Disbursement                                $ 533,567.52
      B. Cash Collateral Account Expense                                 $ 0.00
      C. Total Expenses paid
         (per $1000 of Original Principal Amount)                $ 0.3556311513

IV.   Cash Collateral Account Deposit Amount                             $ 0.00

V.    Outstanding Advance Summary

      A. From Prior Period                                       $ 3,824,430.06
      B. From Current Period                                     $ 3,973,651.45
      C. Change in Amount Between Periods (Lines B - A)            $ 149,221.39

VI.   Pool Factor Information

      A. Certificate Principal Balance                         $ 604,490,060.40
      B. Initial Certificate Balance                         $ 1,500,339,658.38
      C. Pool Factor (Lines A / B)                               0.402902140874

VII.  Available Cash Collateral Account Information for Due Period

      A. Available Cash Collateral Amount                       $ 32,014,051.45
      B. Available Cash Collateral Amount Percentage            4.999999999922%

VIII. Required Cash Collateral Amount

      A. For the Current Collection Period                      $ 32,014,051.45
      B. For the Next Collection Period                         $ 30,224,503.02